UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2009

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

Office 404 – 4th Floor, Albany House
324-326 Regent Street
London, UK, W1B 3HH
(Address of principal executive offices)

Registrant’s telephone number, including area code: 702-993-6122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02  Appointment of Certain Officers and Directors

On November 20, 2009, Urban Barns Foods Inc. (the “Company”, “us”, “we”, “our”) accepted Robyn Jackson’s consent to act as the Company’s Vice President, Logistics and one of the Company’s directors.  Consequently, the total number of directors on the Company’s board of directors was increased to 5.

There are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $ 120,000 or one percent of the average of the smaller reporting company's total assets at year end for the last two completed fiscal years, and in which Mr. Jackson had or will have a direct or indirect material interest.

Business Experience:

In 1976 Mr. Jackson founded Robyn’s Transportation & Distribution Services Ltd, in Alberta, Canada. For the last 33 years he has served as the President and CEO and built Robyn’s Transportation & Distribution Services Ltd, into a niche refrigerated shipper of food and propagated plants, with annual revenues of more than $17,000,000 CDN. Currently Robyn's Transportation ships food products and plants to all Wal-Mart, Sobeys and Canadian Tire stores in Western Canada between Thunder Bay and the Canadian West Coast. The company also delivers to Canadian Superstore and Canadian Safeway warehouses all across Western Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 24, 2009	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Jacob Benne
Jacob Benne Director, President and Chief Executive Officer